Exhibit A-38

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “PLAINBRIDGE LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWELFTH DAY OF APRIL, A.D. 1993, AT 1 O’CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE TWENTY-NINTH DAY OF JANUARY, A.D. 1996, AT 9 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE SECOND DAY OF FEBRUARY, A.D. 1996.

CERTIFICATE OF OWNERSHIP, FILED THE EIGHTH DAY OF JUNE, A.D. 2000, AT 9 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE FOURTEENTH DAY OF MARCH, A.D. 2001, AT 9 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE TWENTY-SEVENTH DAY OF MARCH, A.D. 2001, AT 9 O’CLOCK A.M.

CERTIFICATE OF CONVERSION, CHANGING ITS NAME FROM “PLAINBRIDGE, INC.” TO “PLAINBRIDGE LLC”, FILED THE TWENTY-FIFTH DAY OF APRIL, A.D. 2001, AT 9 O’CLOCK A.M.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
2332251 8100H	AUTHENTICATION:	8418776
101175395	DATE:	12-10-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware	PAGE 2
The First State

CERTIFICATE OF FORMATION, FILED THE TWENTY-FIFTH DAY OF APRIL, A.D. 2001, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE SEVENTH DAY OF FEBRUARY, A.D. 2008, AT 4:08 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “PLAINBRIDGE LLC”.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
2332251 8100H	AUTHENTICATION:	8418776
101175395	DATE:	12-10-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF INCORPORATION

OF

PLAINBRIDGE, INC.

ARTICLE I

Name

The name of the corporation is Plainbridge, Inc. (the “Corporation”).

ARTICLE II

Registered Office and Registered Agent

The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover. The name of the registered agent of the Corporation at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

Corporate Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

ARTICLE IV

Capital Stock

(1) Authorized Capital. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 60,000 shares, consisting of 30,000 shares of Class A Common Stock, par value $0.01 per share (“Class A Common Stock”) and 30,000 shares of Class B Common Stock par value $0.01 per share (the “Class B Common Stock”; Class A Common Stock and Class B Common Stock being collectively referred to herein as “Common Stock”).

8872L/102

The powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of each class of stock, and the express grant of authority to the Board of Directors to fix by resolution the qualifications, limitations and restrictions thereof which are not fixed by this Certificate of Incorporation, are as set forth below.

(2) Class A Common Stock and Class B Common Stock. (a) Except as otherwise provided in this Article IV, Class A Common Stock and Class B Common Stock shall have the same rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters, including rights in liquidation.

(b) Dividends. When, as and if dividends are declared on Common Stock, whether payable in cash, in property or in securities of the Corporation, the holders of Class A Common Stock and Class B Common Stock shall be entitled to share equally, share for share, in such dividends; provided, however, that if dividends or distributions are declared that are payable in shares of, or in subscription or other rights to acquire shares of, Class A Common Stock or Class B Common Stock, dividends or distributions shall be declared that are payable at the same rate on all classes of Common Stock, and the dividends or distributions payable in shares of, or in subscription or other rights to acquire shares of, any particular class of Common Stock shall be payable only to holders of such class.

(c) Exchange and Conversion. Subject to and upon compliance with the provisions of this clause (c), each record holder of shares of Class A Common Stock or Class B Common Stock shall be entitled at any time and from time to time to exchange any or all of the shares of Class A Common Stock or Class B Common Stock held by such holder for the same number of shares of Class B Common Stock or Class A Common Stock, as the case may be; provided, however, that no holder of Class B Common Stock shall be entitled to exchange any share of Class B Common Stock to the extent that, as a result of such exchange, such holder and its affiliates, directly or indirectly, would own, control or have power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliate shall be permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any governmental authority at the time applicable to such holder and its affiliates; and provided further that, if any holder or prospective transferee (each, an “Electing Person”) of any Common Stock shall so elect by written notice to the

Corporation stating that such election is irreversible, such Electing Person shall only be entitled to exchange Class B Common Stock for Class A Common Stock in connection with the sale or other transfer to another person of such Stock, then such exchange shall be effected solely by surrender of such Class B Common Stock to the Corporation whereupon the Corporation shall promptly deliver the shares of Class A Common Stock resulting from such exchange to the transferee thereof and any voting rights to which the holder of such Class A Common Stock is entitled shall come into being only upon delivery by the Corporation of such Class A Common Stock to the transferee thereof. If such Electing Person shall at any time and for any reason hold shares of Common Stock of the Corporation entitled to voting rights (other than the voting rights described in the proviso to Section (5) of this Article IV) then, anything in this Certificate of Incorporation to the contrary notwithstanding, for so long as such Electing Person shall hold such shares of Common Stock such Electing Person shall not be entitled to exercise any such voting rights.

(d) Manner of Exchange. Each exchange of shares of Class B Common Stock for Class A Common Stock or vice versa pursuant to clause (C) above shall be effected by (and the Corporation shall be obligated to issue the certificate evidencing shares of the Common Stock of the other class upon) the surrender of the certificate or certificates evidencing such shares to be exchanged at the principal office if the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Common Stock) at any time during its usual business hours, together with written notice by the holder desiring such exchange or desiring to receive new certificates to evidence such conversion stating that (i) such holder desires to exchange the shares, or a stated number of the shares, of Common Stock evidenced by such certificate or certificates for certificates evidencing Class A Common Stock or Class B Common Stock, as the case may be, (ii) in the case of any exchange of Class B Common Stock for Class A Common Stock, upon such exchange, such holder and its affiliates shall not, directly or indirectly, own, control or have power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have power to vote under any applicable law, regulation, rule or other governmental requirement and (iii) in the case of any exchange of Class B Common Stock for Class A Common Stock, either that such holder is not an Electing Person or, if such holder is an Electing Person, that such exchange is to be effected only in accordance the terms of the last proviso of Section (2) (c) of this Article IV. Such notice shall also stated the name or names (with addresses) and denominations in which the certificate or certificates for the Common Stock issuable on such exchange are to be issued and shall include instructions for delivery thereof. Promptly after such surrender and the receipt of such written notice, the Corporation shall issue and deliver in accordance with such instructions the certificate or certificates evidencing the Common Stock issuable upon such exchange, and the Corporation shall also deliver to the exchanging holders a certificates evidencing any shares of Common Stock which were evidenced by the certificate or certificates surrendered to the Corporation in connection with such exchange but which were not exchanged. Any such exchange of class B Common stock for class A Common Stock, or vice versa, to the extent permitted by law shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and, in each such case, at such time the rights of the holder of such formerly held class of Common Stock (or specified portion thereof) as such holder shall cease and the person or persons in whose name of names the certificates evidencing shares of the Common stock are to be issued upon such exchange shall be deemed to have become the holder or holders of record of the shares of the Common Stock evidenced thereby.

(e) Subdivision or Combination. If the corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of any class of Common Stock, the outstanding shares of each other class of Common Stock shall be proportionately subdivided or combined.

(f) Reservation of Class A Common Stock and Class B Common Stock for Exchange. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock or its treasury shares, solely for the purpose of issuance upon the exchange of the Class B Common Stock, such number of shares of Class A Common Stock as are then issuable upon the exchange of all then outstanding shares of the Class B Common Stock, and shall take like action with respect to shares of Class B Common Stock issuable on exchange of shares of Class A Common Stock, also as provided in this Section (2) of Article IV. The Corporation covenants that all shares of Class A Common Stock and Class B Common Stock which are issuable upon exchange shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such action as may be necessary to assure that all such shares of Class A Common Stock and Class B Common Stock may be so issued without violation of any law or regulation applicable to the Corporation or any requirements of any domestic securities exchange upon which shares of class A Common Stock or Class B Common Stock may be listed; provided, however, that in this regard the Corporation shall be entitled to rely on the statements of the holders of Class B Common Stock required under Section (2) (d) of the Article IV. The Corporation shall not take any action which would effect the number of shares of Class A Common Stock or Class B Common Stock outstanding or issuable for any purpose unless immediately following such action the Corporation would have authorized but unissued shares, or treasury shares, of Class A Common Stock or Class B Common Stock, as the case may be, not then reserved or required to be reserved for any purpose other than the purpose of issuance upon exchange of the Class A Common Stock and of the Class B Common Stock, sufficient to meet the reservation requirements of the first sentence of this Section (2) (f).

(g) Certain Registration of Common Stock to be Issued Upon Exchange. If any shares of Common Stock required to be reserved for purposes of exchanges hereunder require, before such shares may be issued upon exchange, registration with or approval of any governmental authority under any federal or state law (other than any registration under the Securities Act of 1933, as then in effect, or any similar Federal statute then in force, or any state securities law, required by reason of any transfer involved in such exchange), or listing on any domestic securities exchange, the Corporation shall, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved or listed, as the case may be.

(h) Cost for Issuance of Certificates. The issuance of certificates for shares of one class of Common Stock upon exchange of shares of another class shall be made without charge to the holders of such shares requesting such exchange for any issuance tax in respect thereof or other cost incurred by the Corporation in connecting with such exchange and the related issuance of shares of Common Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder or former holder of Common Stock exchanged.

(3) Exchanges. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registrations of shares or Common Stock. Upon the surrender of any certificate evidencing shares of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate in exchange therefore evidencing in the aggregate the same number of shares of the same class evidenced by the surrendered certificate (and the Corporation forthwith shall cancel such surrendered certificate). subject to the requirements of applicable securities laws. Each such new certificate shall be registered in such name and shall evidence such number of shares of the same class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any certificate in a name other than that of the holder of the surrendered certificate.

(4) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Common Stock and, in the case of any such loss, theft or destruction. Upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender of such certificates, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind evidencing the number of shares of the class evidenced by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate. The term “outstanding” when used in this Section (4) with reference to the shares of Common Stock as of any particular time shall not include any such shares evidenced by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation in accordance with Section (3) of Article IV or this Section (4) of Article IV, but shall include only those shares evidenced by such new certificate.

(5) Voting Rights. Except as otherwise provided by law and this Certificate of Incorporation or as otherwise from time to time provided by law, the holders of Class A

Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation, and the holders of Class B Common Stock shall have no right to vote on any matter to be voted on by the stockholders of the Corporation (including, without limitation, any election or removal of the directors of the Corporation) and shares of Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on such matters; provided, however, that the holders of Class B Common Stock shall be included in determining the number of shares voting or entitled to vote on, and shall be entitled to vote one vote per share (voting as a single class with the then outstanding shares of Class A Common Stock) on, any consolidation or merger of the Corporation with or into any other corporation or corporations, any sale, lease or exchange of all or substantially all of the Corporation’s property and assets, and any liquidation, dissolution or winding up of the Corporation, to be voted on by the stockholders of the Corporation. At any meeting of the stockholders of the Corporation, the presence in person or by proxy of a majority in number of the outstanding shares of Common Stock entitled to notice thereof and to vote thereat shall be sufficient to constitute a quorum for the election of directors.

ARTICLE V

Directors

(1) Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

(2) To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(3) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VI

Indemnification of Directors, Officers and Others

(1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(3) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4) Any indemnification under Sections (1) and (2) of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections (1) and (2). Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the Corporation.

(5) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation authorized in this Article VI. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors of the Corporation deems appropriate.

(6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(7) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the General Corporation Law.

(8) For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(9) For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

(10) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(11) Any repeal or modification of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VII

By-laws

The directors of the Corporation shall have the power to adopt, amend or repeal by-laws.

ARTICLE VIII

Reorganization

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganizations shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE IX

Amendment

The Corporation reserves the right to amend, alter, change or repeal any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders in this Certificate of Incorporation are subject to this reservation.

ARTICLE X

Incorporator

The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address

Jennifer B. Reiners	Shearman & Sterling 599 Lexington Avenue New York, NY 10022

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 12th day of April, 1993.

/s/ Jennifer B. Reiners
Jennifer B. Reiners

CERTIFICATE OF OWNERSHIP

AND MERGER OF

TRAUTS-SOUTH PLAINFIELD, INC.

INTO

PLAINBRIDGE, INC.

It is hereby certified that:

1. Plainbridge, Inc. (hereinafter sometimes referred to as the “Corporation”) is a business corporation of the State of Delaware and the surviving corporation.

2. The Corporation is the owner of all of the outstanding shares of stock of Trauts-South Plainfield, Inc., which is a business corporation of the State of New Jersey.

3. The laws of the jurisdiction of organization of Trauts-South Plainfield, Inc. permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

4. The Corporation hereby mergers Trauts-South Plainfield, Inc. into the Corporation.

5. The following is a copy of the resolutions adopted on January 26, 1996 by the Board of Directors of the Corporation to merge the said Trauts-South Plainfield, Inc. into the Corporation:

RESOLVED, that Trauts-South Plainfield, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Trauts-South Plainfield, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Trauts-South Plainfield, Inc. in its name.

RESOLVED, that this Corporation assume all of the obligations of Trauts-South Plainfield, Inc.

RESOLVED, that this Corporation shall cause to be executed and filed and/or recorded, the documents prescribed by the laws of the State of Delaware, by the laws of the State of New Jersey, and by the laws of any other appropriate jurisdiction, and will cause to be performed all necessary acts within the jurisdiction of organization of Trauts-South Plainfield, Inc. and of this Corporation, and in any other appropriate jurisdiction.

RESOLVED, that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions shall be February 2, 1996, and that, insofar as the General Corporation Law of the State of Delaware shall govern the same, said time shall be the effective merger time.

Executed on January 26, 1996.

PLAINBRIDGE, INC.

By:	/s/ Marc Strassler
Marc Strassler
Vice President

4971.1	2

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING EACH OF

EATONTOWN STUART, INC.

AND

PACIFIC TRUCKING CORP.

WITH AND INTO

PLAINBRIDGE, INC.

Pursuant to Section 253 of the General Corporation Law

of the State of Delaware

Plainbridge, Inc., a Delaware corporation (the “Corporation”), HEREBY CERTIFIES AS FOLLOWS:

FIRST: The Corporation is a corporation incorporated on April 12, 1993 under the laws of the State of Delaware;

SECOND: The Corporation owns all the outstanding capital stock of Eatontown Stuart, Inc., a corporation incorporated on September 18, 1991, under the laws of the State of New Jersey (“Eatontown Stuart”); and

the Corporation owns all the outstanding capital stock of Pacific Trucking Corp., a corporation incorporated on June 13, 1969, under the laws of the State of New Jersey (“Pacific”);

THIRD: The Corporation, by the following resolutions of the Board of Directors duly adopted by unanimous written consent of its directors, filed with the minutes of its Board of Directors as of June 7, 2000, determined to merge each of Eatontown Stuart and Pacific with and into the Corporation;

RESOLVED, that the Corporation merge Eatontown Stuart, Inc., a New Jersey corporation (“Eatontown Stuart”), with and into the Corporation pursuant to a Plan of Merger dated June 7, 2000 (“Merger 1”);

RESOLVED, that the Corporation merge Pacific Trucking Corp., a New Jersey corporation (“Pacific”) (collectively with Eatontown Stuart, the “Subsidiaries”), with and into the Corporation pursuant to a Plan of Merger dated June 7, 2000 (“Merger 2”);

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RESOLVED, that, at the Effective Time of Merger 1, each share of the Common Stock, without nominal or par value, of Eatontown Stuart which is issued and outstanding immediately prior to such Effective Time, shall be deemed canceled;

RESOLVED, that, at the Effective Time of Merger 2, each share of the Common Stock, without nominal or par value, of Pacific which is issued and outstanding immediately prior to such Effective Time, shall be deemed canceled;

RESOLVED, that, at each Effective Time, each share of the Common Stock, par value $.01 per share, of the Corporation which is issued and outstanding immediately prior to such Effective Time, shall remain outstanding following such Effective Time;

RESOLVED, that, at each Effective Time, the separate existence of the respective Subsidiary shall cease, the respective Subsidiary shall be merged with and into the Corporation, which shall be the surviving corporation (the “Surviving Corporation”), and the Surviving Corporation, without further action, shall possess all the rights, privileges, powers and franchises, public and private, of both the Corporation and the respective Subsidiary, and shall be subject to all the debts, liabilities, obligations, restrictions, disabilities and duties of both the Corporation and the respective Subsidiary;

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RESOLVED, that the Certificate of Incorporation and By-Laws of the Corporation, as in effect immediately prior to each Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until thereafter amended as provided by law or such Certificate of Incorporation;

RESOLVED, that the directors and officers of the Corporation as of each Effective Time shall be the directors and officers of the Surviving Corporation, until their successors are duly elected or appointed;

RESOLVED, that the proper officers of the Corporation and its Board of Directors be, and each of them acting alone hereby is, authorized to take all such further action and to prepare, execute, deliver and file all such agreements, instruments, documents and certificates in the name and on behalf of the Corporation, under its corporate seal or otherwise, and to incur and to pay all such fees and expenses as they, or any one of them, shall deem necessary, proper or advisable in order to carry out the intent and effectuate the purpose of the foregoing resolutions.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be signed by Frank Vitrano, its Executive Vice President, and attested by Marc Strassler, its Secretary, as of this 7th day of June, 2000.

PLAINBRIDGE, INC.

By:	/s/ Frank Vitrano
Frank Vitrano
Executive Vice President

ATTEST:

/s/ Marc Strassler
Marc Strassler
Secretary

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CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

PATHMARK RISK MANAGEMENT CORPORATION

WITH AND INTO

PLAINBRIDGE, INC.

Pursuant to Section 253 of the General Corporation Law of the State of Delaware

Plainbridge, Inc., a Delaware corporation (the “Corporation”), HEREBY CERTIFIES AS FOLLOWS:

FIRST: The Corporation is a corporation incorporated on April 12, 1993 under the laws of the State of Delaware;

SECOND: The Corporation owns all the outstanding capital stock of Pathmark Risk Management Corporation, a corporation incorporated on April 20, 1971, under the laws of the State of New Jersey (“PRMC”); and

THIRD: The Corporation, by the following resolutions of the Board of Directors duly adopted by unanimous written consent of its directors, filed with the minutes of its Board of Directors as of March 7, 2001, determined to merge PRMC with and into the Corporation:

RESOLVED, that the Corporation merge Pathmark Risk Management Corporation, a New Jersey corporation (“PRMC”), with and into the Corporation pursuant to a Plan of Merger dated March 7, 2001 (the “Merger”);

RESOLVED, that at the Merger will be effective upon filing of (i) the Certificate of Merger with the Secretary of State of the State of New Jersey in such form as is required by, and executed in accordance with, the relevant provisions of the New Jersey Business Corporations Act (the “NJBCA”); and (ii) the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, in such form as is required by and executed in accordance with, the relevant provisions of the Delaware General Corporation Law (the “DGCL”) (the time of effectiveness of the Merger being the “Effective Time” for the Merger);

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RESOLVED, that the Effective Time, each share of the Common Stock, par value $.01 per share, of the Corporation which is issued and outstanding immediately prior to the Effective Time, shall remain outstanding following the Effective Time;

RESOLVED, that at the Effective Time, the separate existence of the PRMC shall cease, shall be merged with and into the Corporation, which shall be the surviving corporation (the “Surviving Corporation”), and the Surviving Corporation, without further action, shall possess all the right, privileges, powers and franchises, public and private, of both the Corporation and PRMC, and shall be subject to all the debts, liabilities, obligations, restrictions, disabilities and duties of both the Corporation and PRMC;

RESOLVED, that the Certificate of Incorporation and By-Laws of the Corporation, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until thereafter amended as provided by law or such Certificate of Incorporation;

RESOLVED, that the directors and officers of the Corporation as of the Effective Time shall be the directors and officers of the Surviving Corporation, until their successors are duly elected or appointed;

RESOLVED, that the proper officers of the Corporation and its Board of Directors be, and each of them acting alone hereby is, authorized to take all such further action and to prepare, execute, deliver and file all such agreements, instruments, documents and certificates (including without limitation, memoranda of contribution) in the name and on behalf of the Corporation, under its corporate seal or otherwise, and to incur and to pay all such fees and expenses as they, or any one of them, shall deem necessary, proper or advisable in order to carry out the intent and effectuate the purpose of the foregoing resolutions.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be signed by Frank Vitrano, its Executive Vice President, and attested by Marc Strassler, its Secretary, as of this 8th day of March, 2001.

PLAINBRIDGE, INC.

By:	/s/ Frank Vitrano
Frank Vitrano
Executive Vice President

ATTEST:

/s/ Marc Strassler
Marc Strassler
Secretary

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CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

PAULS TRUCKING CORP.

WITH AND INTO

PLAINBRIDGE, INC.

Pursuant to Section 253 of the General Corporation Law of the State of Delaware

Plainbridge, Inc., a Delaware corporation (the “Corporation”), HEREBY CERTIFIES AS FOLLOWS:

FIRST: The Corporation is a corporation incorporated on April 12, 1993 under the laws of the State of Delaware;

SECOND: The Corporation owns all the outstanding capital stock of Pauls Trucking Corp., a corporation incorporated on January 23, 1962, under the laws of the State of New Jersey (“PTC”); and

THIRD: The Corporation, by the following resolutions of the Board of Directors duly adopted by unanimous written consent of its directors, filed with the minutes of its Board of Directors as of March 23, 2001, determined to merge PTC with and into the Corporation:

RESOLVED, that the Corporation merge Pauls Trucking Corp., a New Jersey corporation (“PTC”), with and into the Corporation pursuant to a Plan of Merger dated March 23, 2001 (the “Merger”);

RESOLVED, that the Merger will be effective upon the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, in such form as is required by and executed in accordance with, the relevant provisions of the Delaware General Corporation Law (the time of effectiveness of the Merger being the “Effective Time” for the Merger);

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RESOLVED, that at the Effective Time, each share of the Common Stock, par value $.01 per share, of the Corporation which is issued and outstanding immediately prior to the Effective Time, shall remain outstanding following the Effective Time;

RESOLVED, that at the Effective Time, the separate existence of PTC shall cease, shall be merged with and into the Corporation, which shall be the surviving corporation (the “Surviving Corporation”), and the Surviving Corporation, without further action, shall possess all the right, privileges, powers and franchises, public and private, of both the Corporation and PTC, and shall be subject to all the debts, liabilities, obligations, restrictions, disabilities and duties of both the Corporation and PTC;

RESOLVED, that the Certificate of Incorporation and By-Laws of the Corporation, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until thereafter amended as provided by law or such Certificate of Incorporation;

RESOLVED, that the directors and officers of the Corporation as of the Effective Time shall be the directors and officers of the Surviving Corporation, until their successors are duly elected or appointed;

RESOLVED, that the proper officers of the Corporation and its Board of Directors be, and each of them acting alone hereby is, authorized to take all such further action and to prepare, execute, deliver and file all such agreements, instruments, documents and certificates (including without limitation, memoranda of contribution) in the name and on behalf of the Corporation, under its corporate seal or otherwise, and to incur and to pay all such fees and expenses as they, or any one of them, shall deem necessary, proper or advisable in order to carry out the intent and effectuate the purpose of the foregoing resolutions.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be signed by Frank Vitrano, its Executive Vice President, and attested by Marc Strassler, its Secretary, as of this 23rd day of March, 2001.

PLAINBRIDGE, INC.

By:	/s/ Frank Vitrano
Frank Vitrano
Executive Vice President

ATTEST:

/s/ Marc Strassler
Marc Strassler
Secretary

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CERTIFICATE OF CONVERSION

CONVERTING

PLAINBRIDGE, INC.

(A Delaware Corporation)

TO

PLAINBRIDGE LLC

(A Delaware Limited Liability Company)

Plainbridge, Inc., the corporation that is converting to a Delaware limited liability company (the “Converting Corporation”), and Plainbridge LLC, the continuing Delaware limited liability company (the “Company”), hereby certify that:

1. Name of Converting Corporation. The name of the Converting Corporation immediately prior to the filing of this Certificate of Conversion was “Plainbridge, Inc.”.

2. Date and Jurisdiction of Organization of Converting Corporation. The date on which, and the jurisdiction where, the Converting Corporation was organized are as follows:

Date	Jurisdiction

April 12, 1993	Delaware

3. Name of Converted Limited Liability Company. The name of the Delaware limited liability company to which the Converting Corporation has been converted and the name set forth in the Certificate of Formation of the Company filed in accordance with Section 18-214(b) of the Delaware Limited Liability Company Act is “Plainbridge LLC”.

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4. Approval of Conversion. The conversion of the Converting Corporation to the Company has been approved in accordance with the provisions of Section 266 of the General Corporation Law of the State of Delaware and Section 18-214 of the Delaware Limited Liability Company Act.

5. Effective Time. This Certificate shall be effective on May 4, 2001.

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Conversion as of April 18, 2001.

PLAINBRIDGE, INC.

By:	/s/ Marc Strassler
Name:	Marc Strassler
Title:	Senior Vice President

PLAINBRIDGE LLC

By:	/s/ Frank Vitrano
Name:	Frank Vitrano
Title:	Executive Vice President

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CERTIFICATE OF FORMATION

OF

PLAINBRIDGE LLC

This Certificate of Formation is being executed as of April 18, 2001 for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq. (the “Delaware LLC Act”).

The undersigned, being duly authorized to execute and file this Certificate of Formation, does hereby certify as follows:

1. Name. The name of the limited liability company is Plainbridge LLC (the “Company”).

Registered Office and Registered Agent. The Company’s registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The registered agent of the Company for service of process at such address is Corporation Service Company.

2. Conversion. The Company has been converted to a Delaware limited liability company pursuant to Section 18-214 of the Delaware LLC Act. The Company constitutes a continuation of the existence of the converted other entity in the form of a Delaware limited liability company.

3. Effective Time. This Certificate shall be effective on May 4, 2001.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.

/s/ Marc Strassler
Marc Strassler
Authorized Person

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STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: PLAINBRIDGE LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

To change the registered agent as follows: Its registered office in the State of Delaware is to be located at: 1220 N. Market St., Suite 806, Wilmington, DE 19801, Country of NEW CASTLE and its registered agent at such address is: BLUMBERGEXCELSIOR CORPORATE SERVICES, INC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 7TH day of FEB, A.D. 08.

By:	/s/ Christopher McGarry
Authorized Person(s)

Name:	CHRISTOPHER MCGARRY
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